    EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Northwest Bancshares, Inc. Announces First Quarter 2026 GAAP net income of $51 million, or $0.34 per diluted share

Adjusted net income (non-GAAP) of $51 million, or $0.35 per diluted share
Net interest margin continues to expand to 3.70%
28% average commercial and industrial loan growth from prior year
Credit quality remained strong with annualized net charge-offs of 0.16% and nonperforming assets of 0.70%

Columbus, Ohio — April 27, 2026 Northwest Bancshares, Inc., (the “Company”), (Nasdaq: NWBI) announced net income for the quarter ended March 31, 2026 of $51 million, or $0.34 per diluted share. This represents an increase of $7 million compared to the same quarter last year, when net income was $43 million, or $0.34 per diluted share, and an increase of $5 million compared to the prior quarter, when net income was $46 million, or $0.31 per share. The annualized returns on average shareholders’ equity and average assets for the quarter ended March 31, 2026 were 10.86% and 1.22% compared to 10.90% and 1.22% for the same quarter last year and 9.70% and 1.10% for the prior quarter.

Adjusted net income (non-GAAP) for the quarter ended March 31, 2026 was $51 million, or $0.35, per diluted share, which increased by $2 million from $49 million, or $0.33, per diluted share, in the prior quarter. This increase was primarily driven by a decrease in adjusted noninterest expense of $6 million and a decrease in provision for credit losses expense of $3 million which were partially offset by a decrease in noninterest income of $5 million. The adjusted annualized returns on average shareholders’ equity (non-GAAP) and average assets (non-GAAP) for the quarter ended March 31, 2026 were 10.95% and 1.23% compared to 10.33% and 1.17% for the prior quarter.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on May 20, 2026 to shareholders of record as of May 7, 2026. This is the 126th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company’s common stock as of March 31, 2026, this represents an annualized dividend yield of approximately 6.3%.

In addition, the Board of Directors approved a share repurchase program authorizing the Company to purchase, from time to time, up to an aggregate $50 million of its outstanding common shares over the next 24 months. This new program replaces the prior share repurchase program approved by the Board of Directors on December 13, 2012. Under the share repurchase program, shares may be repurchased from time to time in the open market or through negotiated transactions at prevailing market rates, or by other means in accordance with federal securities laws. The timing and amount of share repurchases under the stock repurchase program will depend on several factors, including the Company's stock price performance, ongoing capital planning considerations, general market conditions, and applicable legal and regulatory requirements.

Louis J. Torchio, President and CEO, Northwest Bancshares commented, “I am delighted with Northwest’s strong first quarter performance delivering record net income in the Company’s 130-year history, more than 16% year-over-year growth, supported by a balanced and consistent performance across the whole bank. We drove 28% year-over-year loan growth in our C&I business, with disciplined growth in our national specialty business verticals, and our deposit franchise continues as a core strength with our third consecutive quarter of lower deposit costs, one of the best-in-class among our peers. On the cost side, our expense management discipline led to a 59.4% efficiency ratio, which was 57.8% on an adjusted basis (non-GAAP), and our rigorous credit and risk management approach led to a decline in non-performing assets and overall delinquencies this quarter and lower annualized net charge-offs. We achieved these outstanding results while continuing to invest in talent, technology, and new financial centers to support our future growth.”

“We have another year of growth ahead of us, with our first financial centers in the Columbus market on track to open this year, and our team already delivering an impact in the market attracting new talent, customers, and deposits. The growing momentum and continuing transformation at Northwest, coupled with our consistent execution across the organization, gives me great confidence in our ability to capitalize on further opportunities for profitable and sustainable core growth.”

Balance Sheet Highlights

Dollars in thousands				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Average loans receivable	$13,083,837	12,982,499	11,176,516	0.8%	17.1%
Average investments	2,466,992	2,201,221	2,037,227	12.1%	21.1%
Average deposits	14,046,735	13,771,215	12,088,371	2.0%	16.2%
Average borrowed funds	404,547	354,894	224,122	14.0%	80.5%

•Average loans receivable increased $1.9 billion from the quarter ended March 31, 2025, primarily driven by the Penns Woods acquisition. Compared to the quarter ended December 31, 2025, average loans receivable increased $101 million driven by growth in our commercial and industrial and consumer loan portfolios.
•Average investments grew $430 million from the quarter ended March 31, 2025 and $266 million from the quarter ended December 31, 2025. The growth in average investments was primarily due to the Penns Woods Bancorp, Inc. ("Penns Woods") acquisition and a targeted increase in the overall securities portfolio.
•Average deposits grew $2.0 billion from the quarter ended March 31, 2025 primarily driven by an increase in interest-bearing account balances primarily due to the addition of the Penns Woods deposit accounts. Average deposits grew $276 million from the quarter ended December 31, 2025 across all interest-bearing products due to internal growth and the higher use of brokered CDs.
•Average borrowings increased $180 million compared to the quarter end March 31, 2025 due to the acquisition of long term borrowings from Penns Woods. Average borrowings increased $50 million compared to the quarter ended December 31, 2025. The increase in average borrowings is attributable to the addition of short term borrowings to fund loan and securities growth.

Income Statement Highlights

Dollars in thousands				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Interest income	$201,550	202,825	180,595	(0.6)%	11.6%
Interest expense	59,068	60,659	52,777	(2.6)%	11.9%
Net interest income	$142,482	142,166	127,818	0.2%	11.5%

Net interest margin	3.70%	3.69%	3.87%

Compared to the quarter ended March 31, 2025, net interest income increased $15 million and net interest margin decreased to 3.70% from 3.87% for the quarter ended March 31, 2025. This increase in net interest income resulted primarily from:

•A $21 million increase in interest income that was the result of higher average yields coupled with increase in average earning assets. The increase in average earnings assets was driven by the Penns Woods acquisition during the third quarter 2025. The average yield on loans declined to 5.62% for the quarter ended March 31, 2026 from 6.00% for the quarter ended March 31, 2025, which included an interest recovery of $13.1 million on a non-accrual commercial loan payoff during the quarter ended March 31, 2025. Excluding this interest recovery, the yield on loans for the quarter ended March 31, 2025 was 5.52%. The increase in yield, excluding the recovery, was driven by loan mix shift towards higher yielding commercial loans, partially offset by the impact of fourth quarter 2025 rate cuts.
•A $6 million increase in interest expense is the result of an increase in the average balance of interest-bearing liabilities partially offset by a decline in the cost of deposits. The cost of interest-bearing liabilities decreased to 2.06% for the quarter ended March 31, 2026 from 2.15% for the quarter ended March 31, 2025.

Compared to the quarter ended December 31, 2025, net interest income increased slightly and net interest margin increased to 3.70% for the quarter ended March 31, 2026 from 3.69%. This increase in net interest income resulted from the following:

•A $1 million decrease in interest income driven by growth in the average interest earning balances and an increase on investments yields compared to the prior quarter which was offset by a decrease in loan yields. The average yield on loans decreased to 5.62% from 5.65% and average investment yields increased to 3.17% from 2.98% for the quarter ended December 31, 2025. The decrease in loan yields was driven by a decline in the accretion of loan fair value marks, based on timing of loan payoffs, coupled the impact of the fourth quarter 2025 rate cuts.

•A $2 million decrease in interest expense driven by lower interest expense on deposits which was partially offset by an increase in interest expense on borrowings. Average cost of interest-bearing deposits declined compared to the prior quarter to 1.89% from 1.97% for the quarter ended December 31, 2025 while average cost of borrowings increased to 3.88% from 3.83% for the quarter ended December 31, 2025.

Dollars in thousands				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Provision for credit losses - loans	$4,954	5,743	8,256	(13.7)%	(40.0)%
Provision for credit losses - unfunded commitments	(585)	1,981	(345)	(129.5)%	69.6%
Total provision for credit losses expense	$4,369	7,724	7,911	(43.4)%	(44.8)%

The total provision for credit losses for the quarter ended March 31, 2026 was $4 million primarily driven by growth in our commercial lending portfolio and increased uncertainty in the economic outlook. Total provision for credit losses for the quarter ended December 31, 2025 was $8 million driven by growth in our commercial lending portfolio and net charge-offs in the period.

The Company saw an increase in classified loans to $498 million, or 3.81% of total loans, at March 31, 2026 from $279 million, or 2.49% of total loans, at March 31, 2025 and $453 million, or 3.49% of total loans, at December 31, 2025. The increase from the prior quarter was driven by changes in our commercial portfolio which increased $30 million. The increase from the prior year was primarily due to classified loans acquired in the Penns Woods acquisition.

Dollars in thousands				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Noninterest income:
Gain on sale of investments	$11	142	—	(92.3)%	NA
Gain on sale of SBA loans	1,186	437	1,238	171.4%	(4.2)%
Service charges and fees	17,118	17,377	14,987	(1.5)%	14.2%
Trust and other financial services income	8,618	8,416	7,910	2.4%	9.0%
Gain on real estate owned, net	70	148	84	(52.7)%	(16.7)%
Income from bank-owned life insurance	2,042	8,269	1,331	(75.3)%	53.4%
Mortgage banking income	329	379	696	(13.2)%	(52.7)%
Other operating income	3,208	2,609	2,109	23.0%	52.1%
Total noninterest income	$32,582	37,777	28,355	(13.8)%	14.9%

Noninterest income increased $4 million from the quarter ended March 31, 2025 driven by an increase in service charges and fees driven by deposit related fees based on customer activity related to the Penns Woods acquisition and other operating income driven by a gain on equity method investments during the current quarter. Noninterest income decreased by $5 million from the quarter ended December 31, 2025, due to a decrease in income from bank-owned life insurance due to a large claim recognized in the prior quarter.

Dollars in thousands				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Noninterest expense:
Personnel expense	$58,330	65,143	54,540	(10.5)%	6.9%
Non-personnel expense	45,708	48,378	37,197	(5.5)%	22.9%
Total noninterest expense	$104,038	113,521	91,737	(8.4)%	13.4%

Noninterest expense increased from the quarter ended March 31, 2025 due to a $4 million increase in personnel expenses driven by an increase in core compensation and benefits expense due to the addition of Penns Woods employees. Additionally, non-personnel expense increased by $9 million due an increase of $2 million in amortization of intangible expense related to the acquisition coupled with increases in operating and processing expenses due to the addition of the Penns Woods branches to our footprint.

Noninterest expense decreased from the quarter ended December 31, 2025 due to declines in personnel and non-personnel expenses. Personnel expense decreased $7 million driven by lower incentive compensation and medical expenses. Non-personnel expense decreased by $3 million due to an decrease of $4 million in merger and restructuring expenses in the quarter ended March 31, 2026, partly offset by a $2 million increase in premises and occupancy expenses based on seasonal operating expenses during the quarter.

Dollars in thousands				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Income before income taxes	$66,657	58,698	56,525	13.6%	17.9%
Income tax expense	16,121	12,985	13,067	24.2%	23.4%
Net income	$50,536	45,713	43,458	10.6%	16.3%

The provision for income taxes increased by $3 million from the quarter ended March 31, 2025 and the quarter ended December 31, 2025 primarily due to the quarterly change in income before income taxes.

Net income increased from the quarter ended March 31, 2025 and the quarter ended December 31, 2025 due to the factors discussed above.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of March 31, 2026, Northwest operated 151 full-service financial centers and ten free standing drive-up facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on The Nasdaq Stock Market LLC (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed online at www.northwest.com.

Investor Contact:	Michael Perry, Corporate Development & Strategy (814) 726-2140
Media Contact:	Ian Bailey, External Communications (380) 400-2423

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This release may contain forward-looking statements. When used or incorporated by reference in disclosure documents, the words “believe,” “anticipate,” “estimate,” “expect,” “project,” “target,” “goal” and similar expressions are intended to identify forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements include but are not limited to: statements of our goals, intentions and expectations; statements regarding our financial condition and results of operations, including statements related to our earnings outlook; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to the following: the possibility that any of the anticipated benefits of the merger with Penns Woods will not be realized or will not be realized within the expected time period; the effect of the merger on the combined company’s customer and employee relationships and operating results; and other factors that may affect the results of operations and financial condition of the combined company; inflation and changes in the interest rate environment that reduce our margins, our loan origination, or the fair value of financial instruments; changes in asset quality, including increases in default rates on loans and higher levels of nonperforming loans and loan charge-offs generally; changes in laws, government regulations or supervision, examination and enforcement priorities affecting financial institutions, including as part of the regulatory reform agenda of the Trump administration, as well as changes in regulatory fees and capital requirements; changes in federal, state, or local tax laws and tax rates; general economic conditions, either nationally or in our market areas, that are different than expected, including inflationary or recessionary pressures or those related to changes in monetary, fiscal, regulatory, tariff and international trade policies of the U.S. government, including policies of the U.S. Department of Treasury and Board of Governors of the Federal Reserve System, and any related increases in compliance and other costs; trade disputes, barriers to trade or the emergence of trade restrictions and the resulting impacts on market volatility and global trade; growing fiscal deficits; potential recession or slowing of growth in the U.S., Europe and other regions; developments in the Middle East; adverse changes in the securities and credit markets; instability or breakdown in the financial services sector, including failures or rumors of failures of other depository institutions, along with actions taken by governmental agencies to address such turmoil; cyber-security concerns, including an interruption or breach in the security of our website or other information systems; technological changes that may be more difficult or expensive than expected; changes in liquidity, including the size and composition of our deposit portfolio, and the percentage of uninsured deposits in the portfolio; the ability of third-party providers to perform their obligations to us; competition among depository and other financial institutions, including with respect to deposit gathering, service charges and fees; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to manage our internal growth and our ability to successfully integrate acquired entities, businesses or branch offices; changes in consumer spending, borrowing and savings habits; our ability to continue to increase and manage our commercial and personal loans; possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises; changes in the value of our goodwill or other intangible assets; the impact of the economy on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities; our ability to receive regulatory approvals for proposed transactions or new lines of business; the effects of any federal government shutdown or the inability of the federal government to manage debt limits; changes in the financial performance and/or condition of our borrowers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission (the “SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses; our ability to access cost-effective funding; the effect of global or national war, conflict, or terrorism; our ability to manage market risk, credit risk and operational risk; the disruption to local, regional, national and global economic activity caused by infectious disease outbreaks, and the significant impact that any such outbreaks may have on our growth, operations and earnings; the effects of natural disasters and extreme weather events; changes in our ability to continue to pay dividends, either at current rates or at all; our ability to retain key employees; and our compensation expense associated with equity allocated or awarded to our employees. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. These and other risk factors are more fully described in this presentation and in the Northwest Bancshares, Inc. (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2025 under the section entitled "Item 1A - Risk Factors," and from time to time in other filings made by the Company with the SEC. These forward-looking statements speak only at the date of the presentation. The Company expressly disclaims any obligation to publicly release any updates or revisions to reflect any change in the Company’s expectations with regard to any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Measures

This release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance. Management believes these non-GAAP financial measures allow for better comparability of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the pages 9 and 10 of this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures where applicable.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	March 31, 2026	December 31, 2025	March 31, 2025
Assets
Cash and cash equivalents	$286,707	233,647	353,203
Marketable securities available-for-sale (amortized cost of $1,884,060, $1,710,978 and $1,304,760, respectively)	1,746,919	1,586,382	1,153,385
Marketable securities held-to-maturity (fair value of $567,470, $605,929 and $637,803, respectively)	646,661	683,369	735,909
Total cash and cash equivalents and marketable securities	2,680,287	2,503,398	2,242,497

Loans held-for-sale	16,846	22,437	71,206
Residential mortgage loans	3,035,984	3,100,780	3,121,647
Home equity loans	1,495,800	1,507,532	1,141,577
Consumer loans	2,660,567	2,563,890	2,081,469
Commercial real estate loans	3,161,314	3,296,902	2,792,734
Commercial and industrial loans	2,702,283	2,538,212	2,079,018
Total loans receivable	13,055,948	13,007,316	11,216,445
Allowance for credit losses	(150,045)	(150,212)	(122,809)
Loans receivable, net	12,905,903	12,857,104	11,093,636

FHLB stock, at cost	32,781	36,628	17,941
Accrued interest receivable	57,221	56,291	45,949
Real estate owned, net	65	76	80
Premises and equipment, net	141,477	140,381	123,138
Bank-owned life insurance	292,103	294,386	254,444
Goodwill	444,330	444,330	380,997
Other intangible assets, net	37,478	39,667	2,334
Other assets	298,558	371,919	221,505
Total assets	$16,907,049	16,766,617	14,453,727
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$3,121,044	3,123,229	2,640,943
Interest-bearing demand deposits	2,937,654	2,995,759	2,590,568
Money market deposit accounts	2,734,781	2,540,818	2,124,293
Savings deposits	2,444,799	2,366,513	2,221,901
Time deposits	2,975,026	2,916,698	2,596,451
Total deposits	14,213,304	13,943,017	12,174,156

Borrowed funds	350,884	446,283	197,270
Subordinated debt	114,800	114,800	114,625
Junior subordinated debentures	130,158	130,093	129,899
Advances by borrowers for taxes and insurance	40,127	37,309	44,121
Accrued interest payable	8,585	6,846	6,843
Other liabilities	144,884	197,845	157,858
Total liabilities	15,002,742	14,876,193	12,824,772
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 146,302,025, 146,107,964 and 127,736,303 shares issued and outstanding, respectively	1,463	1,461	1,277
Additional paid-in capital	1,271,372	1,270,444	1,035,093
Retained earnings	710,351	689,210	691,066
Accumulated other comprehensive loss	(78,879)	(70,691)	(98,481)
Total shareholders’ equity	1,904,307	1,890,424	1,628,955
Total liabilities and shareholders’ equity	$16,907,049	16,766,617	14,453,727

Equity to assets	11.26%	11.27%	11.27%
Tangible common equity to tangible assets*	8.66%	8.64%	8.85%
Book value per share	$13.02	12.94	12.75
Tangible book value per share*	$9.72	9.63	9.75
Closing market price per share	$12.69	12.00	12.02
Full time equivalent employees	2,170	2,169	1,996
Number of banking offices	161	161	141
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Interest income:
Loans receivable	$180,549	184,047	177,723	154,914	164,638
Mortgage-backed securities	16,999	14,071	12,668	12,154	11,730
Taxable investment securities	1,601	1,324	1,183	999	933
Tax-free investment securities	762	777	752	512	512
FHLB stock dividends	768	701	652	318	366
Interest-earning deposits	871	1,905	1,700	2,673	2,416
Total interest income	201,550	202,825	194,678	171,570	180,595
Interest expense:
Deposits	51,083	52,947	51,880	46,826	47,325
Borrowed funds	7,985	7,712	6,824	5,300	5,452
Total interest expense	59,068	60,659	58,704	52,126	52,777
Net interest income	142,482	142,166	135,974	119,444	127,818
Provision for credit losses - loans	4,954	5,743	31,394	11,456	8,256
Provision for credit losses - unfunded commitments	(585)	1,981	(189)	(2,712)	(345)
Net interest income after provision for credit losses	138,113	134,442	104,769	110,700	119,907
Noninterest income:
Gain on sale of investments	11	142	36	—	—
Gain on sale of SBA loans	1,186	437	341	819	1,238
Service charges and fees	17,118	17,377	16,911	15,797	14,987
Trust and other financial services income	8,618	8,416	8,040	7,948	7,910
Gain on real estate owned, net	70	148	132	258	84
Income from bank-owned life insurance	2,042	8,269	1,751	1,421	1,331
Mortgage banking income	329	379	1,003	1,075	696
Other operating income	3,208	2,609	3,984	3,620	2,109
Total noninterest income	32,582	37,777	32,198	30,938	28,355
Noninterest expense:
Compensation and employee benefits	58,330	65,143	63,014	55,213	54,540
Premises and occupancy costs	9,863	8,170	7,707	7,122	8,400
Office operations	3,875	4,217	3,495	2,910	2,977
Collections expense	878	856	776	838	328
Processing expenses	16,806	16,454	15,072	12,973	13,990
Marketing expenses	1,668	1,827	1,932	3,018	1,880
Federal deposit insurance premiums	2,895	3,538	3,361	2,296	2,328
Professional services	3,523	3,366	3,010	3,990	2,756
Amortization of intangible assets	2,189	2,257	1,974	436	504
Merger, asset disposition and restructuring expense	631	4,160	31,260	6,244	1,123
Other expenses	3,380	3,533	1,897	2,500	2,911
Total noninterest expense	104,038	113,521	133,498	97,540	91,737
Income before income taxes	66,657	58,698	3,469	44,098	56,525
Income tax expense	16,121	12,985	302	10,423	13,067
Net income	$50,536	45,713	3,167	33,675	43,458

Basic earnings per share	$0.35	0.31	0.02	0.26	0.34
Diluted earnings per share	$0.34	0.31	0.02	0.26	0.34

Weighted average common shares outstanding - diluted	146,850,635	146,703,966	141,175,516	128,114,509	128,299,013

Annualized return on average equity	10.86%	9.70%	0.69%	8.26%	10.90%
Annualized return on average assets	1.22%	1.10%	0.08%	0.93%	1.22%
Annualized return on average tangible common equity*	14.59%	13.10%	0.90%	10.78%	14.29%

Efficiency ratio	59.43%	63.09%	79.38%	64.86%	58.74%
Efficiency ratio, excluding certain items**	57.82%	59.52%	59.62%	60.42%	57.70%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended
	March 31, 2026	December 31, 2025	March 31, 2025
Reconciliation of net income to adjusted net income:
Net income (GAAP)	$50,536	45,713	43,458
Non-GAAP adjustments
Add: merger, asset disposition and restructuring expense	631	4,160	1,123
Less: tax benefit of non-GAAP adjustments	(177)	(1,165)	(314)
Adjusted net income (non-GAAP)	$50,990	48,708	44,267
Diluted earnings per share (GAAP)	$0.34	0.31	0.34
Diluted adjusted earnings per share (non-GAAP)	$0.35	0.33	0.35

Average equity	$1,887,742	1,870,088	1,616,611
Average assets	16,832,777	16,494,008	14,402,483
Annualized return on average equity (GAAP)	10.86%	9.70%	10.90%
Annualized return on average assets (GAAP)	1.22%	1.10%	1.22%
Annualized return on average equity, excluding merger, asset disposition and restructuring expense, net of tax (non-GAAP)	10.95%	10.33%	11.11%
Annualized return on average assets, excluding merger, asset disposition and restructuring expense, net of tax (non-GAAP)	1.23%	1.17%	1.25%
The following non-GAAP financial measures used by the Company provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Financial Condition.

	March 31, 2026	December 31, 2025	March 31, 2025
Tangible common equity to assets
Total shareholders’ equity	$1,904,307	1,890,424	1,628,955
Less: goodwill and intangible assets	(481,808)	(483,997)	(383,331)
Tangible common equity	$1,422,499	1,406,427	1,245,624

Total assets	$16,907,049	16,766,617	14,453,727
Less: goodwill and intangible assets	(481,808)	(483,997)	(383,331)
Tangible assets	$16,425,241	16,282,620	14,070,396

Tangible common equity to tangible assets	8.66%	8.64%	8.85%

Tangible book value per share
Tangible common equity	$1,422,499	1,406,427	1,245,624
Common shares outstanding	146,302,025	146,107,964	127,736,303
Tangible book value per share	9.72	9.63	9.75

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Income.

	Quarter ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Annualized return on average tangible common equity
Net income	$50,536	45,713	3,167	33,675	43,458

Average shareholders’ equity	1,887,742	1,870,088	1,809,395	1,635,966	1,616,611
Less: average goodwill and intangible assets	(483,240)	(485,252)	(409,875)	(383,152)	(383,649)
Average tangible common equity	$1,404,502	1,384,836	1,399,520	1,252,814	1,232,962

Annualized return on average tangible common equity	14.59%	13.10%	0.90%	10.78%	14.29%

Efficiency ratio, excluding amortization and merger, asset disposition and restructuring expenses
Noninterest expense	$104,038	113,521	133,498	97,540	91,737
Less: amortization expense	(2,189)	(2,257)	(1,974)	(436)	(504)
Less: merger, asset disposition and restructuring expenses	(631)	(4,160)	(31,260)	(6,244)	(1,123)
Noninterest expense, excluding amortization and merger, assets disposition and restructuring expenses	$101,218	107,104	100,264	90,860	90,110

Net interest income	$142,482	142,166	135,974	119,444	127,818
Noninterest income	32,582	37,777	32,198	30,938	28,355
Net interest income plus noninterest income	$175,064	179,943	168,172	150,382	156,173

Efficiency ratio, excluding amortization and merger, asset disposition and restructuring expenses	57.82%	59.52%	59.62%	60.42%	57.70%
*    The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude merger, asset disposition and restructuring expense and amortization expense. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Deposits (Unaudited)
(dollars in thousands)

Generally, deposits in excess of $250,000 per depositor are not insured by the Federal Deposit Insurance Corporation. The following table provides details regarding the Company’s uninsured deposits portfolio:

	As of March 31, 2026
	Balance	Percent of total deposits	Number of relationships
Uninsured deposits per the Call Report (1)	$3,832,582	27.0%	6,389
Less intercompany deposit accounts	1,349,832	9.5%	12
Less collateralized deposit accounts	423,037	3.0%	253
Uninsured deposits excluding intercompany and collateralized accounts	$2,059,713	14.5%	6,124
(1)      Uninsured deposits presented may be different from actual amounts due to titling of accounts.

Our largest uninsured depositor, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $134.0 million, or 0.95% of total deposits, as of March 31, 2026. Our top ten largest uninsured depositors, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $358 million, or 2.53% of total deposits, as of March 31, 2026. The average uninsured deposit account balance, excluding intercompany and collateralized accounts, was $336,335 as of March 31, 2026.

The following table provides additional details for the Company’s deposit portfolio:

	As of March 31, 2026
	Balance	Percent of total deposits	Number of accounts
Personal noninterest bearing demand deposits	$1,725,740	12.1%	310,693
Business noninterest bearing demand deposits	1,395,304	9.8%	47,840
Personal interest-bearing demand deposits	1,387,497	9.8%	54,470
Business interest-bearing demand deposits	1,550,157	10.9%	9,004
Personal money market deposits	1,806,277	12.7%	27,709
Business money market deposits	928,504	6.5%	3,207
Savings deposits	2,444,799	17.2%	187,189
Time deposits	2,975,026	21.0%	78,925
Total deposits	$14,213,304	100.0%	719,037

Our average deposit account balance as of March 31, 2026 was $19,767. The Company’s insured cash sweep deposit balance was $731 million as of March 31, 2026.

Northwest Bancshares, Inc. and Subsidiaries
Regulatory Capital Requirements (Unaudited)
(dollars in thousands)

	At March 31, 2026
	Actual (1)		Minimum capital requirements (2)		Well capitalized requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)
Northwest Bancshares, Inc.	$1,902,851	15.24%	$1,311,082	10.50%	$1,248,650	10.00%
Northwest Bank	1,759,855	14.11%	1,309,651	10.50%	1,247,287	10.00%

Tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,528,581	12.24%	1,061,352	8.50%	749,190	6.00%
Northwest Bank	1,603,762	12.86%	1,060,194	8.50%	997,829	8.00%

Common equity tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,528,581	12.24%	874,055	7.00%	N/A	N/A
Northwest Bank	1,603,762	12.86%	873,101	7.00%	810,736	6.50%

Tier 1 capital (leverage) (to average assets)
Northwest Bancshares, Inc.	1,528,581	9.19%	665,184	4.00%	N/A	N/A
Northwest Bank	1,603,762	9.72%	660,322	4.00%	825,403	5.00%
(1)     March 31, 2026 figures are estimated.
(2)    Amounts and ratios include the capital conservation buffer of 2.5%, which does not apply to Tier 1 capital to average assets (leverage ratio). For further information related to the capital conservation buffer, see “Item 1. Business - Supervision and Regulation” of our 2025 Annual Report on Form 10-K.

Northwest Bancshares, Inc. and Subsidiaries
Marketable Securities (Unaudited)
(dollars in thousands)

	March 31, 2026
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value	Weighted average duration
Debt issued by the U.S. government and agencies:
Due after five years through ten years	$1,571	11	(11)	1,571	3.06
Due after ten years	40,722	—	(7,230)	33,492	5.80

Debt issued by government sponsored enterprises:
Due after one year through five years	1,022	4	(1)	1,025	1.27
Due after five years through ten years	996	3	—	999	5.99

Municipal securities:
Due in one year or less	2,475	6	—	2,481	0.50
Due after one year through five years	10,492	72	(13)	10,551	2.22
Due after five years through ten years	26,140	343	(1,607)	24,876	6.55
Due after ten years	51,009	239	(7,459)	43,789	9.22

Corporate debt issues:
Due in one year or less	500	—	—	500	—
Due after one year through five years	12,627	74	(160)	12,541	2.88
Due after five years through ten years	71,460	1,380	(367)	72,473	5.37

Mortgage-backed agency securities:
Fixed rate pass-through	513,746	2,160	(12,893)	503,013	6.98
Variable rate pass-through	2,835	55	(2)	2,888	3.70
Fixed rate agency CMBS	640,409	771	(76,538)	564,642	3.76
Variable rate agency CMBS	7,732	—	(6)	7,726	1.94
Fixed rate agency CMOs	464,103	693	(36,816)	427,980	4.95
Variable rate agency CMOs	36,221	161	(10)	36,372	5.02
Total mortgage-backed agency securities	1,665,046	3,840	(126,265)	1,542,621	5.51
Total marketable securities available-for-sale	$1,884,060	5,972	(143,113)	1,746,919	5.56

Marketable securities held-to-maturity
Government sponsored
Due after one year through five years	107,989	—	(8,248)	99,741	2.73

Mortgage-backed agency securities:
Fixed rate pass-through	95,150	—	(9,957)	85,193	4.14
Variable rate pass-through	301	2	—	303	4.64
Fixed rate agency CMBS	72,498	—	(12,718)	59,780	3.46
Fixed rate agency CMOs	370,195	—	(48,269)	321,926	5.70
Variable rate agency CMOs	528	—	(1)	527	4.03
Total mortgage-backed agency securities	538,672	2	(70,945)	467,729	5.12
Total marketable securities held-to-maturity	$646,661	2	(79,193)	567,470	4.72

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Nonaccrual loans:
Residential mortgage loans	$10,500	12,247	11,497	8,482	7,025
Home equity loans	4,780	3,755	6,979	3,507	3,004
Consumer loans	5,732	5,711	5,898	4,418	5,201
Commercial real estate loans	47,337	57,485	82,580	62,091	31,763
Commercial and industrial loans	22,594	28,085	21,371	23,896	11,757
Total nonaccrual loans	90,943	107,283	128,325	102,394	58,750
Loans 90 days past due and still accruing	543	646	701	493	603
Nonperforming loans	91,486	107,929	129,026	102,887	59,353
Real estate owned, net	65	76	174	48	80
Other nonperforming assets (1)	—	—	—	—	16,102
Nonperforming assets	$91,551	108,005	129,200	102,935	75,535

Nonperforming loans to total loans	0.70%	0.83%	1.00%	0.91%	0.53%
Nonperforming assets to total assets	0.54%	0.64%	0.79%	0.71%	0.52%
Allowance for credit losses to total loans	1.15%	1.15%	1.22%	1.14%	1.09%
Allowance for credit losses to nonperforming loans	164.01%	139.18%	121.99%	125.53%	206.91%
(1) Other nonperforming assets includes nonaccrual loans held-for-sale.

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At March 31, 2026	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,025,485	—	10,499	—	—	3,035,984
Home equity loans	1,491,020	—	4,780	—	—	1,495,800
Consumer loans	2,654,310	—	6,257	—	—	2,660,567
Total Personal Banking	7,170,815	—	21,536	—	—	7,192,351
Commercial Banking:
Commercial real estate loans	2,651,304	147,384	362,626	—	—	3,161,314
Commercial and industrial loans	2,543,444	45,383	113,456	—	—	2,702,283
Total Commercial Banking	5,194,748	192,767	476,082	—	—	5,863,597
Total loans	$12,365,563	192,767	497,618	—	—	13,055,948
At December 31, 2025
Personal Banking:
Residential mortgage loans	$3,088,533	—	12,247	—	—	3,100,780
Home equity loans	1,503,777	—	3,755	—	—	1,507,532
Consumer loans	2,557,577	—	6,313	—	—	2,563,890
Total Personal Banking	7,149,887	—	22,315	—	—	7,172,202
Commercial Banking:
Commercial real estate loans	2,817,802	131,589	347,511	—	—	3,296,902
Commercial and industrial loans	2,392,830	61,852	83,530	—	—	2,538,212
Total Commercial Banking	5,210,632	193,441	431,041	—	—	5,835,114
Total loans	$12,360,519	193,441	453,356	—	—	13,007,316
At September 30, 2025
Personal Banking:
Residential mortgage loans	$3,146,355	—	11,498	—	—	3,157,853
Home equity loans	1,513,914	—	6,979	—	—	1,520,893
Consumer loans	2,447,208	—	6,597	—	—	2,453,805
Total Personal Banking	7,107,477	—	25,074	—	—	7,132,551
Commercial Banking:
Commercial real estate loans	2,912,166	171,005	412,493	—	—	3,495,664
Commercial and industrial loans	2,141,236	82,009	89,473	—	—	2,312,718
Total Commercial Banking	5,053,402	253,014	501,966	—	—	5,808,382
Total loans	$12,160,879	253,014	527,040	—	—	12,940,933
At June 30, 2025
Personal Banking:
Residential mortgage loans	$3,039,809	—	12,317	—	—	3,052,126
Home equity loans	1,153,808	—	3,712	—	—	1,157,520
Consumer loans	2,206,363	—	4,912	—	—	2,211,275
Total Personal Banking	6,399,980	—	20,941	—	—	6,420,921
Commercial Banking:
Commercial real estate loans	2,266,057	112,852	403,495	—	—	2,782,404
Commercial and industrial loans	1,956,751	87,951	93,797	—	—	2,138,499
Total Commercial Banking	4,222,808	200,803	497,292	—	—	4,920,903
Total loans	$10,622,788	200,803	518,233	—	—	11,341,824
At March 31, 2025
Personal Banking:
Residential mortgage loans	$3,110,770	—	10,877	—	—	3,121,647
Home equity loans	1,138,367	—	3,210	—	—	1,141,577
Consumer loans	2,075,719	—	5,750	—	—	2,081,469
Total Personal Banking	6,324,856	—	19,837	—	—	6,344,693
Commercial Banking:
Commercial real estate loans	2,497,722	86,779	208,233	—	—	2,792,734
Commercial and industrial loans	1,964,699	63,249	51,070	—	—	2,079,018
Total Commercial Banking	4,462,421	150,028	259,303	—	—	4,871,752
Total loans	$10,787,277	150,028	279,140	—	—	11,216,445
*    Includes $85.6 million, $38.2 million, $41.0 million, $4.0 million, and $4.7 million of acquired loans at March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, respectively.
**    Includes $100.4 million, $93.2 million, $96.9 million, $19.2 million, and $18.0 million of acquired loans at March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	March 31, 2026	*	December 31, 2025	*	September 30, 2025	*	June 30, 2025	*	March 31, 2025	*

Loans delinquent 30 days to 59 days:
Residential mortgage loans	$44,502	1.5%	$41,180	1.3%	$1,639	0.1%	$561	—%	$32,840	1.0%
Home equity loans	5,932	0.4%	6,488	0.4%	4,644	0.3%	4,664	0.4%	3,882	0.3%
Consumer loans	10,429	0.4%	14,063	0.5%	12,257	0.5%	9,174	0.4%	8,792	0.4%
Commercial real estate loans	17,541	0.6%	28,645	0.9%	14,600	0.4%	4,585	0.2%	8,536	0.3%
Commercial and industrial loans	7,127	0.3%	5,657	0.2%	9,974	0.4%	5,569	0.3%	6,841	0.3%
Total loans delinquent 30 days to 59 days	$85,531	0.7%	$96,033	0.7%	$43,114	0.3%	$24,553	0.2%	$60,891	0.5%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	$2,531	0.1%	$10,934	0.4%	$7,917	0.3%	$8,958	0.3%	$3,074	0.1%
Home equity loans	2,946	0.2%	2,316	0.2%	2,671	0.2%	985	0.1%	1,290	0.1%
Consumer loans	4,264	0.2%	4,599	0.2%	3,691	0.2%	3,233	0.1%	2,808	0.1%
Commercial real estate loans	25,859	0.8%	12,941	0.4%	1,575	—%	13,240	0.5%	2,001	0.1%
Commercial and industrial loans	8,432	0.3%	2,899	0.1%	1,915	0.1%	2,031	0.1%	2,676	0.1%
Total loans delinquent 60 days to 89 days	$44,032	0.3%	$33,689	0.3%	$17,769	0.1%	$28,447	0.3%	$11,849	0.1%

Loans delinquent 90 days or more:
Residential mortgage loans	$6,468	0.2%	$10,001	0.3%	$9,427	0.3%	$6,905	0.2%	$4,005	0.1%
Home equity loans	3,263	0.2%	2,492	0.2%	2,963	0.2%	1,879	0.2%	1,893	0.2%
Consumer loans	4,561	0.2%	4,893	0.2%	4,865	0.2%	3,486	0.2%	4,026	0.2%
Commercial real estate loans	18,282	0.6%	32,745	1.0%	56,453	1.6%	41,875	1.5%	23,433	0.8%
Commercial and industrial loans	11,266	0.4%	16,269	0.6%	9,490	0.4%	10,433	0.5%	5,994	0.3%
Total loans delinquent 90 days or more	$43,840	0.3%	$66,400	0.5%	$83,198	0.6%	$64,578	0.6%	$39,351	0.3%

Total loans delinquent	$173,403	1.3%	$196,122	1.5%	$144,081	1.1%	$117,578	1.0%	$112,091	1.0%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Beginning balance	$150,212	157,396	129,159	122,809	116,819
Initial allowance on loans purchased with credit deterioration	—	—	6,029	—	—
Provision	4,954	5,743	31,394	11,456	8,256
Charge-offs residential mortgage	(1,001)	(228)	(137)	(273)	(588)
Charge-offs home equity	(291)	(558)	(336)	(413)	(273)
Charge-offs consumer	(4,531)	(4,139)	(3,994)	(3,331)	(3,805)
Charge-offs commercial real estate	(254)	(9,765)	(4,312)	(293)	(116)
Charge-offs commercial and industrial	(1,155)	(532)	(2,395)	(3,597)	(571)
Recoveries	2,111	2,295	1,988	2,801	3,087
Ending balance	$150,045	150,212	157,396	129,159	122,809
Net charge-offs to average loans, annualized	0.16%	0.40%	0.29%	0.18%	0.08%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Quarter ended
	March 31, 2026			December 31, 2025			September 30, 2025			June 30, 2025			March 31, 2025
	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost
Assets:
Interest-earning assets:
Residential mortgage loans	$3,078,476	30,596	3.98%	$3,147,858	31,814	4.04%	$3,160,008	31,386	3.97%	$3,091,324	29,978	3.88%	$3,155,738	30,394	3.85%
Home equity loans	1,501,203	21,512	5.81%	1,512,049	22,802	5.98%	1,421,717	21,080	5.88%	1,145,655	16,265	5.69%	1,139,728	16,164	5.75%
Consumer loans	2,529,868	34,270	5.49%	2,412,579	34,436	5.66%	2,330,173	32,729	5.57%	2,073,103	28,648	5.54%	1,948,230	26,273	5.47%
Commercial real estate loans	3,342,140	51,337	6.14%	3,468,667	53,345	6.02%	3,377,740	51,761	6.00%	2,836,757	43,457	6.06%	2,879,607	56,508	7.85%
Commercial and industrial loans	2,632,150	43,497	6.61%	2,441,346	42,447	6.80%	2,278,859	41,519	7.13%	2,102,115	37,287	7.02%	2,053,213	36,012	7.02%
Total loans receivable (a) (b) (d)	13,083,837	181,212	5.62%	12,982,499	184,844	5.65%	12,568,497	178,475	5.63%	11,248,954	155,635	5.55%	11,176,516	165,351	6.00%
Mortgage-backed securities (c)	2,148,996	16,999	3.16%	1,892,074	14,071	2.97%	1,810,209	12,668	2.80%	1,790,423	12,154	2.72%	1,773,402	11,730	2.65%
Investment securities (c) (d)	317,996	2,566	3.23%	309,147	2,339	3.03%	301,719	2,153	2.85%	266,053	1,668	2.51%	263,825	1,599	2.43%
FHLB stock, at cost	36,220	768	8.59%	32,876	701	8.46%	30,434	652	8.51%	17,838	318	7.15%	20,862	366	7.11%
Other interest-earning deposits	139,970	871	2.49%	170,370	1,905	4.37%	164,131	1,700	4.05%	220,416	2,673	4.85%	243,412	2,416	3.97%
Total interest-earning assets	15,727,019	202,416	5.22%	15,386,966	203,860	5.26%	14,874,990	195,648	5.22%	13,543,684	172,448	5.11%	13,478,017	181,462	5.46%
Noninterest-earning assets (e)	1,105,758			1,107,042			1,067,450			924,513			924,466
Total assets	$16,832,777			$16,494,008			$15,942,440			$14,468,197			$14,402,483
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,395,887	6,072	1.03%	$2,362,215	6,324	1.06%	$2,343,137	6,679	1.13%	$2,212,175	6,521	1.18%	$2,194,305	6,452	1.19%
Interest-bearing demand deposit	2,999,478	8,741	1.18%	2,940,296	9,084	1.23%	2,782,369	8,258	1.18%	2,609,887	7,192	1.11%	2,593,228	7,063	1.10%
Money market deposit accounts	2,609,333	12,128	1.88%	2,522,362	12,499	1.97%	2,392,748	11,785	1.95%	2,121,088	9,658	1.83%	2,082,948	9,306	1.81%
Time deposits	2,967,098	24,142	3.30%	2,841,234	25,040	3.50%	2,818,526	25,158	3.54%	2,599,254	23,455	3.62%	2,629,388	24,504	3.78%
Total interest bearing deposits (g)	10,971,796	51,083	1.89%	10,666,107	52,947	1.97%	10,336,780	51,880	1.99%	9,542,404	46,826	1.97%	9,499,869	47,325	2.02%
Borrowed funds (f)	404,547	3,875	3.88%	354,894	3,425	3.83%	347,357	3,366	3.84%	208,342	2,046	3.94%	224,122	2,206	3.99%
Subordinated debt	114,800	2,204	7.68%	114,800	2,285	7.79%	114,745	1,335	4.65%	114,661	1,148	4.00%	114,576	1,148	4.01%
Junior subordinated debentures	130,121	1,906	5.86%	130,051	2,002	6.02%	129,986	2,123	6.39%	129,921	2,106	6.41%	129,856	2,098	6.46%
Total interest-bearing liabilities	11,621,264	59,068	2.06%	11,265,852	60,659	2.14%	10,928,868	58,704	2.13%	9,995,328	52,126	2.09%	9,968,423	52,777	2.15%
Noninterest-bearing demand deposits (g)	3,074,939			3,105,108			2,959,871			2,611,597			2,588,502
Noninterest-bearing liabilities	248,832			252,960			244,306			225,306			228,947
Total liabilities	14,945,035			14,623,920			14,133,045			12,832,231			12,785,872
Shareholders’ equity	1,887,742			1,870,088			1,809,395			1,635,966			1,616,611
Total liabilities and shareholders’ equity	$16,832,777			$16,494,008			$15,942,440			$14,468,197			$14,402,483
Net interest income/Interest rate spread FTE		143,348	3.16%		143,201	3.12%		136,944	3.09%		120,322	3.02%		128,685	3.31%
Net interest-earning assets/Net interest margin FTE	$4,105,755		3.70%	$4,121,114		3.69%	$3,946,122		3.65%	$3,548,356		3.56%	$3,509,594		3.87%
Tax equivalent adjustment (d)		866			1,035			970			878			867
Net interest income, GAAP basis		142,482			142,166			135,974			119,444			127,818
Ratio of interest-earning assets to interest-bearing liabilities	1.35X			1.37X			1.36X			1.36X			1.35X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    Average cost of total deposits were 1.48%, 1.53%, 1.55%, 1.55%, and 1.59%, respectively.